Exhibit No. 3.3
           Certificate of Incorporation of SEM Consultants III, Inc.

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                                                                    FILED
                                                                 AUG 14 1980
                                                                  DONALD LAN
                                                              SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

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                           SEM CONSULTANTS III, INC.


To: The Secretary of State
    State of New Jersey

            THE UNDERSIGNED, of the age of twenty-one (21) years or over , for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation.

            FIRST: The name of the corporation is SEM CONSULTANTS III, INC.

            SECOND: The purpose or purposes for which the corporation is organized are:

                  (a) To engage in the business of acting as a consultant to any person, firm or corporation and to enter into any agreement or contract for such purpose with respect to the design, and design evaluation of electronic, electromechanical, and mechanical security systems, and similar types of systems designed for the management of energy or process control.

                  (b) To engage in any activity within the purposes for which corporations may be organized under the provisions of Title 14A, Corporations, General, of the New Jersey Statutes.

                  (b) This corporation shall have the power to conduct its business in all its branches in other states,

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territories and possessions of the united States, and may have one or more offices in or outside of the State of New Jersey, and may hold, purchase, mortgage, lease and convey real and personal property either in or outside of the State of New Jersey.

            The objects for which this corporation is formed are to do any or all of the things herein set forth to the same extent as natural persons might or could do, and in any part of the world, as principal, agent, through agencies, licensees, or otherwise, and in furtherance and not in limitation of the general powers conferred by the laws of the State of New Jersey. The foregoing clauses shall be construed both as objects and powers.

            THIRD: The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) shares of common stock, without nominal or par value.

            FOURTH; The address of the corporation's initial registered office is 160 South Livingston Avenue, Livingston, New Jersey 07039 and the name of the corporation's initial registered agent at such address is Harvey R. Poe.

            FIFTH: The number of directors constituting the initial Board of Directors shall be one; and the name and address of said director is as follows:

Carey Gage                          160 South Livingston Avenue
                                    Livingston, New Jersey 07039

            SIXTH: The name and address of the incorporator is as follows:

Carey Gage                          160 South Livingston Avenue
                                    Livingston, New Jersey 07039

            IN WITNESS WHEREOF, the undersigned, the incorporator


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of the above named corporation, has hereunto signed this Certificate of
Incorporation on the 8th day of August, 1980.


                                        /s/ Carey Gage
                                        ----------------------------------------
                                        Carey Gage, Incorporator


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                              State of New Jersey

                                     [Seal]

                              Department of State.

                         14A:2-3, CORPORATIONS, GENERAL

            I, the Secretary of State of the State of New Jersey, DO HEREBY CERTIFY, that the following Corporate Name is being reserved for the applicant for a period of 120 days from the date of this Certificate.

            The Corporate Name to be reserved is SEM Consultants III, Inc.

Reserved for:     Harvey R. Poe
                  160 So. Livingston Avenue
                  Livingston, N.J. 07039

[Seal]                                            IN TESTIMONY WHEREOF, I have
                                                     hereunto set my hand and
                                                     affixed my Official Seal at
                                                     Trenton, this 1st day of
                                                     August     A.D. 1990


                                                      /s/ Donald Lan
                                                      --------------------------
                                                      SECRETARY OF STATE
                                                            DONALD LAN
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                                                                    FILED

                                                                 OCT 23 1981

                                                                  DONALD LAN
                                                              Secretary of State

                        CERTIFICATE OF AMENDMENT TO THE
                        CERTIFICATE OF INCORPORATION OF
                           SEM CONSULTANTS III, INC.

To: The Secretary of State
    State of New Jersey

            Pursuant to the provisions of Section 14A:99-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation does hereby execute the following Certificate of Amendment to its Certificate of Incorporation which was filed on the fourteenth day of August, 1980:

            1. The name of the corporation is SEM CONSULTANTS III, INC.

            2. The following Amendment to the Certificate of Incorporation was approved by the Directors and thereafter duly adopted by the Shareholders of the corporation on the 10th day of OCT, 1981.

            RESOLVED, that Article THIRD of the Certificate of Incorporation be amended to read as follows:

                  "THIRD: The aggregate number of shares which the corporation shall have the authority to issue is one thousand two hundred fifty (1,250) shares of common stock, without nominal or par value."

            3. The number of shares outstanding at the time of the adoption of the Amendment was 1,000. The total number of shares entitled to vote thereon was 1,000.
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            4. The number of shares voting for and against such amendment is as follows:

            Number of Shares Voting                   Number of Shares Voting
                  For Amendment                             Against Amendment
            -----------------------                   -----------------------

                     1,000                                      None

            5. The holder of the outstanding common stock of the corporation when this Certificate of Amendment becomes effective shall exchange and convert such common shares for one thousand (1,000) shares of the common stock, and the remaining shares of the common stock of the corporation shall be held by the corporation as treasury stock.

            Dated this 10th day of OCT, 1981.


                                        SEM CONSULTANTS III, INC.


                                        By /s/ Arthur Birch
                                           -------------------------------------
                                           Arthur Birch, President

ATTEST:


/s/ Alexander Kloubek
----------------------------
Alexander Kloubek, Secretary


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